Exhibit 32.1

Certification of Principal Executive Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act 2002

In connection with the Annual Report of The InterGroup Corporation (the “Company”) on Form 10-K for the fiscal year ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John V. Winfield, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

●	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John V. Winfield
John V. Winfield
President and Chief Executive Officer
(Principal Executive Officer)

Date: September 29, 2025

This certification is being furnished pursuant to 18 U.S.C. § 1350 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to The InterGroup Corporation and will be retained by The InterGroup Corporation and furnished to the Securities and Exchange Commission or its staff upon request.